EXHIBIT 99.1

                         CANANDAIGUA WINE COMPANY, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN


     1. PURPOSE OF THE PLAN. The purpose of the Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan (the "Plan") is to provide employees of Canandaigua Wine Company, Inc. (the "Company") and its subsidiaries with an advantageous method of purchasing shares of the Class A Common Stock of the Company (the "Class A Stock") and thus to provide a means for employees to share in the future success of the Company. The proceeds from the Plan will provide additional capital for the Company which will be used for general corporate purposes. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan is to be construed accordingly.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three members who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company. Each member of the Committee must be a director of the Company and shall not be eligible to participate in the Plan. Subject to express provisions of the Plan and to such instructions and limitations as the Board of Directors may establish from time to time, the Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The
Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

     3. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on January 20, 1989.

     4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Paragraph 18 herein, not more than 500,000 shares of Class A Stock shall be offered under the Plan. The shares of Class A Stock subject to the Plan may be authorized and unissued shares of Class A Stock, previously issued shares of Class A Stock acquired by the Company and held as Treasury shares or shares purchased in the open market.

     5. OFFERINGS UNDER THE PLAN. After the Plan has become effective, one or more "Offerings," as determined by the Committee, may be made to eligible employees to purchase shares of the Class A Stock subject to the Plan. The Offerings may be consecutive or concurrent as determined by the Committee. With respect to each Offering, the Committee shall specify an Offering Period and the maximum number of shares of Class A Stock that may be purchased under that Offering. The Offering Period may not exceed twelve (12) months. Shares of Class A Stock not sold under one Offering may be offered again in any other Offering.

     The Committee shall specify the "Effective Date" of each Offering under the Plan and each Offering shall be made to all employees who are eligible to participate as of the Effective Date of such Offering. Subject to Paragraph 7 hereof, all such eligible employees shall be granted the same rights and privileges under each such Offering.

     6. ELIGIBILITY. Any employee of the Company or any subsidiary of the Company who, on the Effective Date of that Offering under the Plan, is customarily employed for more than seventeen and one-half (17 1/2) hours per week and for more than five (5) months per year may participate in that Offering; PROVIDED, that (1) the employee does not own stock possessing 5% or more of the combined voting power or value of all classes of stock of the Company, as defined for purposes of Section 423(b)(3) of the Code, and (2) the employee is not a member of the Committee.

     7. PARTICIPATION IN OFFERINGS. Except as may be otherwise provided for herein, each employee who is eligible for and elects to participate in an Offering shall be granted a subscription right, as of the

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                                     Page 2

Effective Date of that Offering, for as many full shares of Common Stock as he may elect to purchase during the Offering Period applicable to that Offering, to be paid by payroll deductions during such period; provided, however, that the minimum deductions of an employee shall not be less than Two Dollars ($2.00) per week or Four Dollars ($4.00) every two weeks, depending on the employee's pay cycle, and the maximum deductions shall not exceed 10% of an employee's gross weekly (or bi-weekly) pay, excluding overtime, bonuses or special pay. In no event shall any employee be granted a subscription right under the Plan (1) which would permit him to purchase stock under all employee stock purchase plans of the Company and of its subsidiaries in any calendar year with a fair market value (determined as of the date such right is granted) of Twenty-five Thousand Dollars ($25,000.00) or more or (2) if, immediately after such right is granted, such employee would own, and/or hold outstanding options or rights to purchase, stock of the Company or of any subsidiary of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In order to participate in the Offering, the eligible employee must complete and forward a Payroll Deduction Authorization form to the appropriate payroll location on or before the date specified by the Committee for that particular Offering. This form will authorize a regular payroll deduction from that employee's compensation beginning on the date specified by the Committee for that particular Offering and continuing for the duration of the Offering Period applicable to that Offering. Payroll deductions may not be retroactive.

     8. PAYROLL DEDUCTIONS. The Company or any designated subsidiary will maintain a separate payroll deduction account for each employee participating in an Offering. With respect to each Offering under the Plan, an eligible employee may authorize a payroll deduction of not less than Two Dollars ($2.00) per week or Four Dollars ($4.00) every two weeks, depending on the employee's pay cycle, and not more than 10% of the eligible employee's gross weekly (or bi-weekly) pay, excluding overtime, bonuses or special pay. Participating employees may not change the amount of their payroll deductions during an Offering Period with respect to that Offering.

     9. NO INTEREST ON ACCOUNTS. The payroll deduction accounts of participating employees shall not bear interest.

     10. WITHDRAWAL OF FUNDS. Any employee may at any time and for any reason permanently draw out the balance in his payroll deduction account which has not been applied toward the exercise of his subscription right, and thereby withdraw from participation in the Offering under which such right was granted. He may not thereafter participate in that Offering but shall, if he is otherwise eligible, be permitted to participate in any other Offering under the Plan. Partial withdrawals will not be permitted.

     11. PURCHASE PRICE AND EXERCISE OF SUBSCRIPTION RIGHT. The purchase price for a share of Class A Stock under each Offering shall be the lower of:

          (a) Eighty-five percent (85%) of the fair market value of a share of Class A Stock on the Effective Date of that Offering; or

          (b) Eighty-five percent (85%) of the fair market value of a share of Class A Stock on the last day of the Offering Period applicable to that Offering.

The fair market value of a share of Class A Stock on any date shall be the closing price of shares of Class A Stock on the American Stock Exchange on that date (or on any other national stock exchange on such date if shares did not trade on the American Stock Exchange on such date) or, if no such sales of Class A Stock are made on such date, on the next preceding date on which sales of Class A Stock were made on the American Stock Exchange or on any other national stock exchange.

     As of the last day of each Offering Period, each employee participating in the Offering to which that Offering Period is applicable shall be deemed to have exercised his subscription right to purchase shares of Class A Stock. The account of each employee who exercises a subscription right hereunder shall be charged for the amount of such purchase and a stock certificate shall be issued to him as of the last day of the applicable Offering Period. Fractional shares of Class A Stock shall not be issued under the Plan.

     Any balance remaining in the payroll deduction account of an employee at the end of an Offering Period shall be refunded to him.

     12. REGISTRATION OF CERTIFICATES. Shares of Class A Stock will be registered, and certificates therefor will be issued, only in the name of the employee, or, if he so indicates on his Payroll Deduction Authorization form, in his name jointly with one other person, with right of survivorship.

     13. RIGHTS AS STOCKHOLDERS. None of the rights or privileges of a stockholder of the Company shall exist with respect to shares of Class A Stock purchased under this Plan until the date as of which certificates representing such shares are issued.

     14.  USE OF PLAN FUNDS.   Subject  to  Paragraph  10  hereof,  all  amounts
received or held by the Company or by any designated subsidiary under this Plan may be used for any corporate purpose of the Company or such subsidiary.

     15. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event that an employee participating in an Offering retires or dies prior to the last day of the Offering Period applicable to that Offering, no further payroll deductions shall be taken from any compensation due and owing to him at such time. If such termination of employment occurs within three months of the last day of the Offering Period, such employee, or, in the event of his death, the person or persons to whom his subscription right passes by will or by the laws of descent and distribution (including his estate during the period of administration), may request in writing prior to the last day of such Offering Period that such amounts be applied as of the last day of such Offering Period in the manner set forth in Paragraph 11 hereof, as if the retirement or death of such employee had not occurred. If no such election to purchase shares pursuant to the Offering is made, the employee's accumulated payroll deductions will be refunded in cash, without interest. If an employee dies or retires before three months prior to the last day of the Offering Period, all future participation in the Offering shall cease and all accumulated payroll deductions in such employee's account shall be refunded.

     If the employment of an employee participating in an Offering is terminated for any reason other than retirement or death, such employee shall be entitled only to a refund of the amount in his payroll deduction account and shall have no further rights under the Plan.

     16. NONTRANSFERABILITY OF RIGHTS. Subscription rights granted to an employee under this Plan are not transferable by such employee other than by will or the laws of descent and distribution and are exercisable during his lifetime only by him.

     17. GOVERNMENT REGULATIONS. The Company's obligation to issue, sell or deliver any shares of Class A Stock under this Plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such shares. The Company shall not be required to issue, sell or deliver any shares of Class A Stock under this Plan prior to (a) the approval of such shares for listing on the American Stock Exchange or any other national stock exchange, and
(b) the completion and effectiveness of any registration or other qualification of such shares under any state or federal law or any ruling or regulation of any governmental or regulatory authority which the Company in its sole discretion shall determine to be necessary or advisable.

     18. ADJUSTMENT OF SHARES UPON CHANGES IN CAPITALIZATION. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Class A Stock, by reason of a dividend payable in Class A Stock, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding subscription rights, the purchase price per share (in the case of shares subject to outstanding subscription rights),

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                                     Page 4

and the number and class of shares which may be subscribed to by any one employee, and such other adjustments shall be made as may be deemed equitable by the Committee.

     19. PROPORTIONATE DISTRIBUTION. If the employees participating in an Offering subscribe for more than the total number of shares of the Class A Stock specified by the Committee for that Offering, the amount of such shares subject to each such subscription shall be proportionately reduced to such whole number of shares as may be determined by the Committee, so that the aggregate of such shares subject to all such subscriptions does not exceed the specified number of shares for that Offering.

     20. AMENDMENT OF THE PLAN. To the extent permitted by law, the Board of Directors may at any time and from time to time make such changes in the Plan and additions to it as it deems advisable; provided, however, that, except as provided in Paragraphs 18 and 19 hereof, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Board may not make any changes or additions which would adversely affect subscription rights previously granted under the Plan and may not, without the approval of the stockholders of the Company, make any changes or additions which would (a) increase the aggregate number of shares of Class A Stock subject to the Plan or which may be subscribed to by an employee, (b) decrease the minimum purchase price for a share of Class A Stock, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

     21.  DURATION AND TERMINATION OF THE PLAN.   The Plan shall  terminate upon
the earlier of:

          (a) The purchase by employees of all the shares of Class A Stock subject to the Plan; or

          (b) The termination of the Plan by the Board of Directors of the Company, in its sole discretion.

     No termination shall affect subscription rights previously granted under the Plan. Upon termination of the Plan for any reason, and the exercise or lapse of all subscription rights previously granted under the Plan, all amounts remaining in the payroll deduction accounts of participating employees shall be refunded.

     22. GENERAL.

          (a) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

          (b) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its subsidiaries for any period or specific duration, and such person's employment may be terminated at any time, with or without cause.

          (c) The provisions of the Plan shall be governed by the laws of the State of New York.

                                 AMENDMENT NO. 1
                                     TO THE
                         CANANDAIGUA WINE COMPANY, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN


     Pursuant to Paragraph 20 of the Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan (the "Plan"), the Board of Directors hereby amends the Plan, effective upon the date hereof, in the following respects:

     Paragraph 4 of the Plan is amended and restated in its entirety as follows:

     4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Paragraph 18 herein, not more than 1,125,000 shares of Class A Stock shall be offered under the Plan. The shares of Class A Stock subject to the Plan may be authorized and unissued shares of Class A Stock, previously issued shares of Class A Stock acquired by the Company and held as Treasury shares or shares purchased in the open market.

     Paragraph 11 of the Plan is amended and restated in its entirety as follows:

     11. PURCHASE PRICE AND EXERCISE OF SUBSCRIPTION RIGHT. The purchase price for a share of Class A Stock under each Offering shall be the lower of:

          (a) Eighty-five percent (85%) of the fair market value of a share of Class A Stock on the Effective Date of that Offering; or

          (b) Eighty-five percent (85%) of the fair market value of a share of Class A Stock on the last day of the Offering Period applicable to that Offering.

If on the date of valuation the Class A Stock is then listed or admitted to trading on any national securities exchange, the fair market value of a share of Class A Stock shall be the closing price on that date of shares of Class A Stock on the principal national securities exchange on which the Class A Stock is then listed or admitted to trading, or if no such sales of Class A Stock are made on such date, on the next preceding date on which sales of Class A Stock were made on such exchange. The closing price shall be the last reported sale price as reported by such exchange. If on the date of valuation the Class A Stock is not then so listed on a national securities exchange, and if the Class A Stock closing price (the last reported sales price) is then reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value of a share of Class A Stock shall be the closing price (the last reported sale price) on that date in the over-the-counter market as reported by NASDAQ, or if no such sales of Class A Stock are made on such date, on the next preceding date on which sales of Class A Stock were made in such over-the-counter market as reported by NASDAQ.

     As of the last day of each Offering Period, each employee participating in the Offering to which that Offering Period is applicable shall be deemed to have exercised his subscription right to purchase shares of Class A Stock. The account of each employee who exercises a subscription right hereunder shall be charged for the amount of such purchase and a stock certificate shall be issued to him as of the last day of the applicable Offering Period. Fractional shares of Class A Stock shall not be issued under the Plan.

     Any balance remaining in the payroll deduction account of an employee at the end of an Offering Period shall be refunded to him.

     Paragraph 17 of the Plan is amended and restated in its entirety as follows:

     17. GOVERNMENT REGULATIONS. The Company's obligation to issue, sell or deliver any shares of Class A Stock under this Plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such shares. The Company shall not be required to issue, sell or deliver any shares of Class A Stock under this Plan prior to (a) the approval of such shares for listing on the American Stock Exchange, or any other national stock exchange, or with the over-the-counter market, as applicable, and (b) the completion and effectiveness of any registration or other qualification of such shares under any state or federal law or any ruling or regulation of any governmental or regulatory authority which the Company in its sole discretion shall determine to be necessary or advisable.

     IN WITNESS WHEREOF, Canandaigua Wine Company, Inc. has caused this instrument to be executed on June 15, 1992.


                                             CANANDAIGUA WINE COMPANY, INC.


                                             By:  /s/ Robert S. Sands
                                                  -------------------------
                                                  Robert S. Sands
                                             Title:  Vice President

                                 AMENDMENT NO. 2
                                     TO THE
                         CANANDAIGUA WINE COMPANY, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN


     Pursuant to Paragraph 20 of the Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan (the "Plan"), the Board of Directors hereby amends the Plan, effective upon the date hereof, in the following respect:

     Paragraph 7 of the Plan is hereby amended and restated in its entirety as follows:

          7. PARTICIPATION IN OFFERINGS. Except as may be otherwise provided herein, each employee who is eligible for and elects to participate in an Offering shall be granted a subscription right, as of the Effective Date of that Offering, for as many full shares of Common Stock as he may elect to purchase during the Offering Period applicable to that Offering, to be paid by payroll deductions during such period; provided, however, that the minimum deductions of an employee shall not be less than Two Dollars ($2.00) per week or Four Dollars ($4.00) every two weeks, depending on the employee's pay cycle, and the maximum deductions shall not exceed 10% of any employee's gross weekly (or bi-weekly) pay, excluding overtime, bonuses or special pay. In no event shall any employee be granted a subscription right under the Plan (1) which would permit him to purchase stock under all employee stock purchase plans of the Company and of its subsidiaries in any calendar year with a fair market value (determined as of the date such right is granted) of Twenty-Five Thousand Dollars ($25,000.00) or more, or
     (2) if, immediately after such right is granted, such employee would own, and/or hold outstanding options or rights to purchase, stock of the Company or of any subsidiary of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In order to participate in an Offering, the eligible employee must complete and forward a Payroll Deduction
     Authorization form to the appropriate payroll location on or before the date specified by the Committee for that particular offering. This form will authorize a regular payroll deduction from that employee's compensation beginning on the date specified by the Committee for that particular Offering and continuing for the duration of the Offering Period applicable to that Offering. Payroll deductions generally may not be retroactive. However, if during the Thirty (30) day period immediately preceding the Effective Date of an Offering, the Company engages in a transaction which has the effect of increasing the number of employees eligible to participate in that Offering, and the Company deems it necessary to allow employees to submit Payroll Deduction Authorization forms after the Effective Date of that Offering, retroactive payroll deductions may be made to reflect any elections to participate in the Offering which occur after the Effective Date. If such retroactive payroll deductions are made, the amount deducted from each employee's pay during such period of retroactivity may exceed ten percent (10%) of that employee's gross pay.


     IN WITNESS WHEREOF, Canandaigua Wine Company, Inc. has caused this instrument to be executed on June 24, 1993.


                                             CANANDAIGUA WINE COMPANY, INC.



                                             /s/ Richard Sands
                                             ---------------------------------
                                             Richard Sands, President

                                 AMENDMENT NO. 3
                                     TO THE
                         CANANDAIGUA WINE COMPANY, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN


     Pursuant to Paragraph 20 of the Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan (the "Plan"), the Board of Directors hereby amends the Plan, effective upon the date hereof, as set forth below:

     Paragraph 2 of the Plan is hereby amended and restated in its entirety as follows:

          2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than two members who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company. Each member of the Committee must be a director of the Company who has not, for one year prior to service on the Committee or during such service, participated in the Plan or been granted or awarded any equity securities pursuant to any other plan of the Company. Subject to the express provisions of the Plan and to such instructions and limitations as the Board of Directors may establish from time to time, the Committee shall have the authority to prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

     IN  WITNESS  WHEREOF,   Canandaigua  Wine  Company,  Inc.  has  caused  the
instrument to be executed on February 10, 1994.


                                             CANANDAIGUA WINE COMPANY, INC.


                                             By:  /s/ Richard Sands
                                                  ----------------------------
                                                  Richard Sands
                                             Its: President

                                 AMENDMENT NO. 4
                                     TO THE
                         CANANDAIGUA WINE COMPANY, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN


     Pursuant to Paragraph 20 of the Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan (the "Plan"), the Board of Directors hereby amends the Plan, effective upon the date hereof, as set forth below.

     1. The third paragraph of Paragraph 11 is hereby amended to read as follows:

          As of the last day of each Offering Period, each employee participating in the Offering to which that Offering Period is applicable shall be deemed to have exercised his subscription right to purchase shares of Class A Stock. The payroll deduction account of each employee who exercises a subscription right hereunder shall be charged for the amount of such purchase and shares shall be issued to the employee as of the last day of the applicable Offering Period. Such shares may be uncertificated and held by the Custodian in accordance with Paragraph 23 hereof. Fractional shares of Class A Stock shall not be issued under the Plan.

     2.   Paragraph 12 is hereby amended to read as follows:

          12. REGISTRATION OF SHARES. Shares of Class A Stock will be registered only in the name of the employee, or, if he so indicates on his Payroll Deduction Authorization form, in his name jointly with one other person, with right of survivorship.

     3.   Paragraph 13 is hereby amended to read as follows:

          13. RIGHTS AS STOCKHOLDERS. None of the rights or privileges of a stockholder of the Company shall exist with respect to shares of Class A Stock purchased under this Plan until the date as of which such shares are issued.

     4.   A new Paragraph 23 is hereby added to the Plan to read as follows:

          23. INVESTMENT ACCOUNT. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors, in its sole discretion, may appoint a custodian to hold the Class A Stock purchased under the Plan (the "Custodian"). The Custodian shall maintain a separate account for each employee who participates in an Offering (the "Investment Account"). Each Investment Account shall be in the name of the employee or, if he so indicates on his Payroll Deduction Authorization form, in his name jointly with one other person, with right of survivorship.

          An employee shall have the right at any time to obtain a certificate for the shares of Class A Stock credited to his Investment Account, or to direct that any shares in his Investment Account be sold and the proceeds be remitted to him.

          When an employee ceases to be eligible to participate in the Plan, a certificate for the shares of Class A Stock credited to his Investment Account shall be forwarded to him, unless he elects to have such shares sold by the Custodian and the proceeds remitted to him.

          Expenses incurred in the purchase and sale of shares and all expenses of the Custodian shall be paid by the Company.

     IN WITNESS WHEREOF, Canandaigua Wine Company, Inc. has caused this instrument to be executed on May 10, 1995.


                                             CANANDAIGUA WINE COMPANY, INC.


                                             /s/ Richard Sands
                                             --------------------------------
                                             Richard Sands, President

                               AMENDMENT NUMBER 5
                                     TO THE
                         CANANDAIGUA WINE COMPANY, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN

     This Amendment Number 5 to the Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan (the "Plan") was approved pursuant to Paragraph 20 of the Plan by the Board of Directors of Canandaigua Brands, Inc. (f/k/a Canandaigua Wine Company, Inc., the "Company"). Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Plan.

     1. NAME. The name of the Plan is hereby changed to "Canandaigua Brands, Inc. 1989 Employee Stock Purchase Plan," and all references in the Plan to "Canandaigua Wine Company, Inc." are hereby replaced by references to "Canandaigua Brands, Inc."

     2. DEFINITION OF COMMITTEE. Paragraph 2 of the Plan, dealing with the administration of the Plan and previously amended by Amendment No. 3 to the Plan, is hereby amended and restated to read in its entirety as follows:

          2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company as it may be constituted from time to time (the "Committee"). Subject to the express provisions of the Plan and to such instructions and limitations as the Board of Directors may establish from time to time, the Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

     In witness whereof, Canandaigua Brands, Inc. has caused this instrument to be executed as of November 26, 1997.

                                             CANANDAIGUA BRANDS, INC.


                                             By:  /s/ Richard Sands
                                                  -------------------------
                                                  Richard Sands, President